SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2004 (March 3, 2004)

ORTHODONTIC CENTERS OF AMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13457	72-1278948

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)

3850 N. Causeway Boulevard, Suite 800
Metairie, Louisiana	70002

(Address of Principal Executive Offices)	(Zip Code)

(504) 834-4392
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed from Last Report)

ITEM 5. OTHER EVENTS

On March 3, 2004, Orthodontic Centers of America, Inc. (the “Company”) issued a press release announcing that its Board of Directors adopted a stockholder rights plan effective March 3, 2004. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

* * * * *

Certain statements contained in this Current Report may not be based on historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology, such as “will.” These forward-looking statements include, without limitation, those relating to the preferred stock purchase rights and the effects of adopting the stockholder rights plan. We caution you not to place undue reliance on the forward-looking statements contained in this Current Report in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, the extent to which potential acquirers are influenced by our implementation of a stockholder rights plan, the potential future exercise of the preferred stock purchase rights, potential disruption of the Company’s relationships with its affiliated practices or loss of a significant number of the Company’s affiliated practitioners, and other risks detailed from time to time in the Company’s releases, Annual Report on Form 10-K for the year ended December 31, 2002 and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press Release issued on March 3, 2004 by Orthodontic Centers of America, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHODONTIC CENTERS OF AMERICA, INC.
By:	/s/ David E. Verret
David E. Verret
Senior Vice President of Finance

Date: March 3, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued on March 3, 2004 by Orthodontic Centers of America, Inc.